FINANCING   AND  CONDITIONAL   REGISTRAT   ON  AGREEMENT

This Financing  and Conditional  Registration  Agreement  (the  Ag  eement ),  effective  June  3,

2013  (the  Closing  Date ),  is between  ISA Intemationale,  Inc., (   SAT ),  a Delaware

corporation  located  at 2564 No Rice  St., St. Paul,  MN 55113,  and Diesel  TEK,  Inc.

( Company ),  with address  at 3265 East  Warm  Springs  Road  Las Vegas,  NV  89120  (lSAT  and

Company,  collectively,  the  Parties ).

RECITALS

I

Company  is dedicated  to improving  air qjity    and other  attribute   of the environment  by

providing  advanced  technology  products  tdl the heavy-duty  transp  rtation  industry  to improve  the efficiencies  of diesel  engines.;  and

ISA T is a Business  Development  Company  ( BDC )  as defined  b  the  Securities

Exchange

Commission  ( SEC ),  Investment  Company  Act of 1940.  ISAT  i  focused  on recruiting,

mentoring,  coaching  and enhancing  the investment  opportunity  fo  oil, gas and technology  based companies  in the process  of becoming  public  entities.  ISAT  provo  es its experience,  world  class advisors,  additional  intellectual  properties,  management  expertise,  etc. to enhance  the value  and profile  of the companies  it represents;  and

To further  its business  plans  and raise needed  capital,  Company  is seeking  to raise  funds through

debt,  equity  or a combination  of the above  ( Financing  Transactio    ) in the amount  of

approximately  $5,000,000.00  with  further  Financing  Transactions  to follow,  and

It is the intention  of the parties  hereto  that ISA T shall assist  Comp   y with completing  such

Financing  Transaction,

It is the intention  of the parties  that  after  such initial  Financing  Tr  nsaction  is completed,  parties will  contemplate  the following  transaction,  to be entered  into only if both parties  agree  to do so in writing:  the registration  of Company's  shares  for public  trading  through  an S-l  registration

filing  with the  SEC ( Registration )   through  a transaction  includi  g a purchase  of Company's

shares by ISAT  and consequent  distribution  of such shares to ISA   's shareholders,  and

The boards  of directors  of ISA T and Company  deem  it to be in th  best interest  of ISA T and

Company  to proceed  with these  actions.

NOW,  THEREFORE,  in consideration  of the mutual  covenants,  a  reements,  representations  and warranties  contained  in this Agreement,  the parties  hereto  agree follows:

1.  DEFINITION  OF FINANCING  TRA

I SACTION

Company  is looking  to secure  an initial  Financing  Transaction  of  pproximately  $5,000,000.00

with further  Financing  Transactions  to follbw.  For purposes  ofthi   engagement,   Financing

Transaction   means  any transaction  or seri~s of transactions,  whi  h mayor  may not involve  a securities  transaction,  not in the ordinary  cburse  of business,  resul  ing directly  or indirectly  in the injection  of new capital  into the Company,  lincluding  its affiliated'  nvestments  or companies through  a merger  or consolidation,  with the assistance,  directly  or indirectly,  by ISAT.  A

Financing  Transaction  shall also include  a currently  unanticipated  course  of action,  such as,

without  limitation,  divestiture,  licensing  agreement,  strategic  alli   ce, joint  venture  or

partnership,  credit  enhancement,  non-recourse  grant or any other  orm of capital  injection.

2.   TERM

Either  Party may terminate  the engagement  at any time,  with or w thout  cause,  upon  fifteen  (15)

days written  notice  to the other  Party.  If the Company  terminates   he engagement  for any reason,

the Company  shall remain  liable  for the Financing  Transaction  C  mpletion  Compensation  only pursuant  to Section  4(B).

3.   SERVICES

ISAT  intends  and agrees  to provide  the following  services  on a be  t efforts  basis to facilitate  a

Financing  Transaction:

A.    Approach  those  potential  investors,  as pre-approved  by t  e Company,  to gauge their

interest  in entering  into a Financing  Transaction  with th   Company.

B.

In cooperation  with the Company,  coordinate:

1.   meetings  for the Company  to present  their  operatio   s and investment  materials  to

prospective  investors;  and

ii.  review  of final due diligence.

C.

Provide  the Company  with  comments  on the investment   greements  and any other

relevant  agreements.

D.    ISAT  may also provide  additional  Financing  Transactio   consulting  services  as may be

required  and coordinated  with the Company  in order to f  cilitate  a successful  Financing

Transaction(  s).

E

Company  to Control  Transactions.  The prices,  terms  and conditions  under  which  the

Company  shall offer or sell any of its securities  shall be   etermined  by the Company  in

its sole discretion.  The Company  shall have the authority  to control  all discussions  and negotiations  regarding  any proposed  or actual  offering  0  sale of any of its securities.

Nothing  in this Agreement  shall obligate  the Company  t  actually  offer  or sell any J

&

securities  or consummate  any transaction.  The Compan   may terminate  any

negotiations  or discussions  at any time  and reserves  the  .ght not to proceed  with any

offering  or sale of securities.  Other than the Fee Compe   ation,  as defined  in Section

4(A) below,  compensation  pursuant  to this Agreement  s  all only be paid upon consummation  of a Financing  Transaction(s),  and

F.

Potential  Registration.  After  completion  of initial  transa  tion, Parties  shall consider entering  into a separate  agreement  for the purposes  of R  gistration,  which  shall include

a purchase  of Company's   shares  by ISAT  and conseque  t distribution  of such  shares to

ISAT's  shareholders.

4.   Compensation

In consideration  of ISA T' s services  descri~ed  above,  the Compan   agrees  to pay ISA T as

follows:

A.    Fee Compensation.   The company  shall remit the follo    ng: (i) on the date hereof,  a

$15,000.00  non - refundable  amount  payable  in cash to IS  T and (ii) a non - refundable amount  of $35,000.00  payable  in cash to ISAT  within  30  alendar  days after the date hereof.

B.

Financing  Transaction  Completion  Compensation.  If d   .  g the term  of the  engagement

or during  the two (2) years  following  the termination  ofth   engagement  the  Company

consummates  a Financing  Transaction  with the assistance   f ISA T the Company  will

compensate  ISAT  (the  Financing  Transaction  Completio   Compensation )   in the

amount  of 10.0% of the Consideration  received,  with  such Financing  Transaction

Completion  Compensation  being  convertible  into equity  s  ares of the Company  at

ISAT's  option.

C.

Consideration.  Consideration  shall include,  but not be li   ited to, the total  of any cash

received  by the Company  from  investors  plus:  (i) the face   alue of any convertible  debt

or similar  securities  issued  or assumed  in connection  with  he Financing  Transaction;  (ii)

the higher  of the book  or market  value,  on the date receive  , of any shares  of capital

stock  of another  corporation;  and (iii) the fair market  valu   of any other property  or assets

received  by Company.

D.

Payment  of Compensation.  Unless  converted  to equity  b  ISAT  at its sole option,

ISAT's  compensation  set forth  in Section  4(B) above  are d  e and payable  in cash in U.S.

dollars  on the date of actual  receipt  of consideration  at closi  g, or, in the event  of

multiple  closings  or subsequent  interim  tenders  of conside   tion,  upon  actual  receipt  of

each installment  of consideration.

5.   EXPENSES

The  Company  will  reimburse  ISA T  for  all  pre-approved   expen   s incurred  in connection  with

ISAT's  services  under  the  engagement  upon  ISAT's  submission  of an invoice  to the  Company.

Reimbursable   expenses   shall  include,   without   limitation,   ite   s  such  as  travel,   and  other

necessary   services  performed   by  ISAT  or  its  employees,   agen  s,  contractors,   consultants,   on

behalf  of the Company,  with prior written  authorization  by the Co   pany.

6.   DUE  DILIGENCE

The Company  agrees  that  it has the exclusive  responsibility  to ve  fy, through  its own due diligence,  any information  on which  the Company  bases  its decisi  n to pursue  or reject  any

Financing  Transaction  proposal.  The Company  will rely on its 0 legal  and financial  resources

in negotiating  the terms  and conditions  of any Financing  Transact  on. The Company  agrees  that neither  ISA T nor any of its employees,  shareholders,  directors,  ag  nts, representatives,  or controlling  persons  shall have any liability  to the Company,  its sh  reholders,  officers,  directors,

employees,  or representatives,   resulting  from any of the terms  or  onditions  of any Financing

Transaction.

7.   INFORMATION

A.  The Company  will  furnish  ISA T with  such information  as  SA T believes  appropriate  to

this engagement  and will provide  ISAT  with  access  to its   fficers,  employees,  directors,

accountants,  legal  counsel  and other  advisors.  In recogniti   n by ISAT  of the absolute

sensitivity  of the engagement  represented  by this Agreeme  t, ISA T agrees  that no such access  will be granted  except  with the Company's  permiss  on. ISAT acknowledges  that in some  cases  such access  may be denied,  and the  Comp

agrees  that the information

sought  by ISAT  will be supplied  through  some means  ace   table  to both ISAT  and the

Company.  Any financial  information  or forward-looking  i   ormation  which  Company

provides  to ISA T will be provided  by the Company  in goo   faith, based  on

management's   best estimates  then  available,  based  on fact  and assumptions  which  the

Company  believes  to be reasonable,  in conformit~  with U  ited States  generally  accepted

accounting  principles  in all material  respects  and subject  t   SEC and other regulatory

rules  and constraints.  ISA T agrees  to treat  all information ceived  from the Company  as

Confidential  Information  as more  fully  set forth in Section  9 below.

B.  The Company  acknowledges  that  ISA T will be using  and r  lying  upon  such information without  any independent  investigation  or verification  there  f or independent  appraisal  by

ISAT  of the Company  or its business  or assets  or any pote  tial investor  or its business  or assets  and that ISA T makes  no representation  or warranty  t  the Company  of the accuracy  or completeness  of such information.

8.  ABILITY  TO CONTRACT

A.  The Company  represents  and warrants  to ISAT  that the en  agement  does not violate  or

constitute  a breach  or default  under  any contract,  agreeme   ,arrangement   or

understanding,  whether  written  or oral, to which  the Comp   y or any of its subsidiaries  is

a party  or by which  its or their  assets  are bound.  Furtherm   re, that there  are not brokers,

representatives,  fmders  or other persons  with an interest i   the compensation  due and

payable  by Company  to ISAT  in connection  with  any tran  action  contemplated  herein.

9.   CONFIDENTIALITY

A.  Definition.  As used herein,   Confidential  Information   me   s all information  about the

Company  or a potential  investor,  other than  information  w  ich: (a) is authorized  in

writing  by the Company;  (b) was publicly  known  at the ti   e of disclosure;  (c)

subsequently  becomes  publicly  known  other  than as a res   t of a disclosure  by ISAT  or

its agents  or advisors;  or (d) has become,  or hereafter  beco   es, available  to ISA T on a

non-confidential   basis  from  a source  other than the Comp   y, a potential  investor  or their

respective  advisors,  provided  that  such source  is not kno by ISAT  to be bound  by a

confidentiality  agreement  or other  obligation  of secrecy  fo  the Company's  or the investor's  benefit.

B.  Restrictions  on ISAT.  ISAT  agrees  to hold in confidence

d not to disclose  the

Confidential  Information  to any third party  except:  (a) as   ay be required  by law or by

order of a court of competent  jurisdiction;  provided  that in such event,  ISA T shall provide  the Company  with  such advance  notice  of any dis  losure  deemed  required  by

ISAT  as is reasonably  necessary  in order to permit  the Co   pany  to seek a court  order  or

other appropriate  remedy  to prevent  or limit the scope  of s  ch disclosure;  (b) that ISAT may disclose  Confidential  Information  to those  of its offic  rs, directors  and employees

and representatives  of its agents  and advisors  who  have a   eed to know  such information

in connection  with ISA T' s engagement  and who have  agre  d not to disclose  such information  otherwise  than  as permitted  by this letter;  and  c) to any potential  investor who has  signed  a confidentiality  agreement.

C.  Restrictions  on the Company.  Any  written  or oral advice  p ovided  by ISAT  in connection

with a Financing  Transaction  will be exclusively  for the befit    and use of the  Company,

its Board  of Directors,  officers,  accountants,  legaladvisors    and expert  consultants  and,

except  as required  by law or by order  of a court o~ compet  nt jurisdiction,  may not be disclosed  to any third party  or circulated  or referred  to pub  .cly (other than  in a proxy

statement  or in the course  oflitigation   to which  sUFh advic   is relevant)  without  ISAT's

prior  written  consent,  which  shall not be unreasonably  wit   eld. If any disclosure  of

ISAT's  advice  is to be made  in the course  oflitigation,   the Company  shall provide  ISAT

with such advance  notice  of any proposed  disclosure  as is   asonably  necessary  in order

to permit  ISA T to seek a court  order  or other  appropriate  r  medy  to prevent  or limit the scope  of such disclosure.

10. ARBITRA nON   AND  CHOICE  OF LAW

All disputes,  controversies,  claims  of differences  which  arise betw  en the parties  out of or in

connection  to the engagement,  including  the scope  and applicabili    of this arbitration  clause,

shall be finally  settled  under  the rules  of the American  Arbitration    ssociation  by an arbitrator

appointed  in accordance  with  said rules.  The place  of the arbitratio   shall be New  York  City.  The

.b?.   tJ

O·

interpretation,  construction  and legal effect  of this Agreement  sha I be determined  by reference

to in the following  order:  (i) the language  of the Agreement;  (ii)   e intention  of the parties  to the

Agreement;  and (iii) by reference  to the laws of the  State of New    ork.

11. INDEMNIFICATION

The Company  agrees  that neither  ISAT,  nor any of its employees,  directors,  agents,

representatives,   or controlling  persons  shall have  any liability  to t  e Company,  its shareholders,

officers,  directors,  employees,  agents,  representatives,   controlling  persons,  or third  parties,

resulting  from  any of the terms  or provisions  of this Agreement.

e Company  further  agrees  to

defend,  indemnify  and hold harmless  ISA T, its employees,  direct  rs, agents,  representatives,  or controlling  persons  from  any losses,  claims,  liability,  damages,  co  ts and expenses  (including reasonable  attorneys'  fees and expenses  as well as settlement  cost  ) arising  out of or related  to the terms  and provisions  of this Agreement.  Company  agrees  to p ace same  indemnification  as

specified  in this  Section  11 in any subscription  agreement  or .simi    document  that the company

may enter into as part of any Financing  Transaction.

12. SURVIVING  TERMS

Sections  2, 4,5,9,   10, 11, 12, 15, 16, 17 shall survive  the termina  ion of this  Agreement.  Any

mutual  Non-Disclosure   Agreement  between  the Company  and IS   T shall survive  the

termination  of this Agreement.

13. INTEGRATION   AND  MODIFICATION

This writing  contains  the entire  agreement  of ISA T and the Comp   y and there  are no promises,

understandings  or agreements,  either  oral or written,  of any kind t  at relate  to the engagement

other than those  stated  above.  This Agreement  may not be change   except  in writing  and signed

by the Parties  to be bound  hereby.

14. ASSIGNMENT

The benefits  of this Agreement  shall inure to the respective  succes  ors and permitted  assigns  of

the parties  hereto.  This Agreement  may not be assigned  without  t    prior  written  consent  of the

non-assigning  party  (or parties).  In the case oflSAT,   such consen  shall not be unreasonably

withheld.  In the case of the Company,  and in recognition  that the  ervices  of ISAT  are

specialized  and dependent  upon  performance  by particular  individ    Is with  specialized  expertise,

the Company  may withhold  such consent  for any reason  if it dete    ines that  such assignment

will result  in the loss to it of the services  of such individuals.

15.   NOTICES

All notices  required  or permitted  hereunder  shall be in writing  and deemed  sufficiently  given  for all purposes  hereof  if (a) delivered  in person,  by courier  or by regi  tered  or certified  United

States Mail to the Chief  Executive  Officer  or President  of ISAT  at address  specified  above  and to the Chief  Executive  Officer  or President  the Company  at Diesel  T  K, Inc.  3265 East  Warm

Springs  Road  Las Vegas,  NY  89120,  with receipt  obtained,  or (ii) sent by telecopy,  telefax  or

other  facsimile  or electronic  transmission,  with  answer  back   or  ther   advice  of receipt

obtained,  in each case to the appropriate  address  or number  as set  orth below.  Each notice  shall  .

be deemed  effective  on receipt  by the addressee  as aforesaid;  pro  ided that, notice  received  by telex,  telecopy,  telefax  or other  facsimile  or electronic  transmissi after  5:00 p.m. at the location

of the addressee  of such notice  shall be deemed  received  on the fi  st business  day following  the

date of such electronic  receipt.  Notice  shall be sent to the address   r facsimile  number  set forth

on the first page  of this Agreement,  or at such other  address  or to  uch other  telecopy,  telefax  or other  facsimile  or electronic  transmission  number  as the Parties

y provide  in writing.

16.   AUTHORITY

ISA T and Company  hereby  represent  that the undersigned  have  al  requisite  power  and authority

to execute  and deliver  this Agreement,  to bind the Parties  to the te    s of this Agreement  and to

cause the respective  Party to perform  its obligations  hereunder  (   d under  all documents  required

to be executed  and delivered  and actions  to be performed  by each   f ISAT  and Company

pursuant  hereto).

17.

COMPLIANCE  WITH  LAWS.

Both parties  represent  that they  shall comply  with  applicable  fede  al and state laws.  ISA T and

Company  represent  that it is not a party to any other  agreement,  w  .ch would  conflict  with or interfere  with the terms  and conditions  of this Agreement.

18. IDENTITY  DISCLOSURE.

To help the U.S Government  prevent  the funding  of terrorism  and   oney  laundering  activities,

Federal  law requires  all financial  institutions  to obtain,  verify,  and record  information  that identifies  client  corporations  and senior  management  and or owne  s of corporate  clients.  In accordance  with these requirements,  ISAT  will request  certain  inti rmation  which  may  include

name,  address,  date of birth  (for individuals),  corporate  tak ID an   other  information  that will

allow us to identify  Company  and senior management  and or own  rs of Company.  ISAT may

also request  to see certain  documents  such as Certificate  ofIncorp   ration,  driver's  license  or

other  identifying  documents.  ISAT  is committed  to mainthining  th  privacy  of our current  and former  clients.

19.

COUNTERPARTS

This Agreement  may be executed  in two or more  counterparts,  eac   of which  shall be deemed  an

original,  but all of which  shall constitute  one and the same inst ent and which  may be

transmitted  electronically  without  a paper  copy being  necessary.

20.

MISCELLANEOUS

ISAT  will provide  services  to the Company  as an independent  con  actor.  The parties  hereto  do

not intend  to create  any fiduciary  relationship  between  them.  Ther   may be other  services  which

are required  to be provided  to the Company  in connection  with th  transaction  contemplated  by this Agreement  and which  will be provided  by others  (e.g.,  indep  ndent  auditors  or appraisers).